UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-50249 (Commission File Number)	52-2298116 (IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY (Address of Principal Executive Offices)	10020 (Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07—SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At a special meeting of stockholders of Corporate Property Associates 15 Incorporated (“CPA®:15”) held on September 13, 2012 (the “Special Meeting”), the CPA®:15 stockholders approved the transactions described in the Agreement and Plan of Merger, dated as of February 17, 2012, by and among CPA®:15, CPA®:15 Holdco, Inc., a wholly-owned subsidiary of CPA®:15, W. P. Carey & Co. LLC (“W. P. Carey”), W. P. Carey REIT, Inc. (now named W. P. Carey Inc.), a wholly-owned subsidiary of W. P. Carey, CPA®:15 Merger Sub Inc., an indirect subsidiary of W. P. Carey Inc., and the other parties thereto (the “Merger Agreement”). The Merger Agreement and the transactions described therein are described in detail in the joint proxy statement/prospectus on Form S-4, which was initially filed by W. P. Carey Inc. with the Securities and Exchange Commission (the “SEC”) on March 23, 2012 and declared effective by the SEC on July 30, 2012.

Holders of approximately 72,345,416 shares of CPA®:15 common stock, representing approximately 55% of the shares of CPA®:15’s common stock outstanding and entitled to vote as of July 23, 2012, the record date for the Special Meeting, were present in person or represented by proxy at the Special Meeting. Set forth below are the final voting results from the Special Meeting:

Proposal No. 1—Proposal to approve the transactions described in the Merger Agreement:

For	Against	Abstain
69,190,350	1,893,285	1,261,781

Proposal No. 2—Proposal to transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting, including, without limitation, a motion to adjourn the Special Meeting to another time:

For	Against	Abstain
54,647,702	4,344,572	13,353,142

No other business properly came before the Special Meeting and adjournment of the Special Meeting to a later time was not necessary because there were sufficient votes at the time of the Special Meeting to approve the transactions described in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 15 Incorporated

Date: September 14, 2012

	By:	/s/ Susan C. Hyde
Susan C. Hyde Managing Director and Corporate Secretary